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                                                                  EXHIBIT 10.9


                SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT



                 THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of April 23, 1998 by and among STC BROADCASTING OF VERMONT, INC., a Delaware corporation ("STCBV"), TUSCALOOSA BROADCASTING, INC., a Maryland corporation ("Tuscaloosa"), WPTZ LICENSEE, INC., a Maryland corporation ("WPTZ Licensee"), and WNNE LICENSEE, INC., a Maryland corporation ("WNNE Licensee") (Tuscaloosa, WPTZ Licensee and WNNE Licensee, collectively, the "Sinclair Sellers").

                 WHEREAS, STCBV and the Sinclair Sellers are parties to that certain Asset Purchase Agreement dated as of February 3, 1998 (the "Purchase Agreement") pursuant to which STCBV has agreed to buy, and the Sinclair
Sellers have agreed to sell (i) the assets of television broadcast station WPTZ
(TV), Channel 5, North Pole, New York ("WPTZ"), (ii) certain assets and rights relating to television broadcast station WFFF-TV, Channel 44, Burlington, Vermont ("WFFF"), and (iii) the assets of television broadcast station WNNE-TV, Channel 31, Hartford, Vermont ("WNNE") (WPTZ, WNNE and WFFF are collectively referred to herein as, the "Stations"), all subject to the terms described in the Purchase Agreement;

                 WHEREAS, STCBV and the Sinclair Sellers have made certain modifications to the Purchase Agreement pursuant to a First Amendment to Asset Purchase Agreement dated April 16, 1998;

                 WHEREAS, STCBV and the Sinclair Sellers desire to make certain additional modifications to the Purchase Agreement; and

                 WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                 NOW, THEREFORE, the parties set forth above, intending to be legally bound by this Agreement, agree as follows:

                 1. Section 2.6. of the Purchase Agreement shall be amended to read in its entirety as follows:

                               "2.6.       Proration Amount

                               Within ninety (90) days after the Transfer Date,
Buyer shall deliver to Sellers in writing and in reasonable detail a good faith determination of the adjustments to the




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Base Purchase Price customary in television broadcast station transactions for
Proration Items (the "Proration Amount") to reflect that all Proration Items of the Stations shall be apportioned between Buyer and Sellers in accordance with the principle that Sellers shall receive the benefit of all revenues, refunds, deposits (other than deposits for Program Contracts which shall be prorated based on the percentage of the term that the film or program was aired on the Stations before the Transfer Date and the percentage available to be aired on and after the Transfer Date) and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Stations for the period prior to the Transfer Date, and Buyer shall receive the benefit of all revenues, refunds, deposits (other than deposits for Program Contracts which shall be prorated based on the percentage of the term that the film or program was aired on the Stations before the Transfer Date and the percentage available to be aired on and after the Transfer Date) and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Stations from and after the Transfer Date; provided, however, that there shall be no adjustment or proration for any negative or positive net trade balance except to the extent that the negative trade balance (i.e., the amount by which the value of goods or services to be received is less than the value of any advertising time remaining to be run) for any Station exceeds Fifty Thousand Dollars ($50,000) as of the Transfer Date; provided, further, that if there shall be a Non-License Transfer, then prorations and adjustments for Proration Items related to the License Assets shall be made pursuant to this
Section 2.6. as of the Closing Date.  Determinations pursuant to this Section
2.6. shall be made in accordance with generally accepted accounting principles consistently applied for the period prior to the Non-License Transfer Date or the Closing Date, as applicable.

                 Sellers shall assist Buyer in making the determination of the Proration Amount, and Buyer shall provide Sellers with reasonable access to the properties, books and records relating to the Stations for the purpose of determining the Proration Amount. Sellers shall have the right to review the computations and workpapers used in connection with Buyer's preparation of the Proration Amount. If Sellers disagree with the amount of the Proration Amount determined by Buyer, Sellers shall so notify Buyer in writing within thirty
(30) days after the date of receipt of Buyer's Proration Amount, specifying in detail any point of disagreement; provided, however, that if Sellers fail to notify Buyer in writing of Sellers' disagreement within such thirty (30) day period, Buyer's determination of the Proration Amount shall be final, conclusive and binding on Sellers and Buyer. After the receipt of any notice of disagreement, Buyer and Sellers shall negotiate in good faith to resolve any disagreements regarding the Proration Amount. If any such disagreement cannot be resolved by Sellers and Buyer within thirty (30) days after Buyer has received notice from Sellers of the existence of such disagreement, Buyer and Sellers shall jointly select a nationally recognized independent public accounting firm (the "Accounting Firm"), to review Buyer's determination of the Proration Amount and to resolve as soon as possible all points of disagreement raised by Sellers. All determinations made by the Accounting Firm with respect to the Proration Amount shall be final, conclusive and binding on Buyer and Sellers. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared one-half by Buyer and one-half by Sellers.


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                          If upon the final determination of the Proration
Amount Buyer is obligated to pay Sellers such amount, then Buyer shall pay such amount to Sellers in cash, within two (2) business days following the final determination of the Proration Amount. If upon the final determination of the Proration Amount Sellers are obligated to pay Buyer such amount, then Sellers shall pay such amount to Buyer in cash within two (2) business days following the final determination of the Proration Amount. Any amounts paid pursuant to this Section 2.6. shall be by wire transfer of immediately available funds for credit to the recipient at a bank account identified by such recipient in writing.

                          Buyer and Sellers agree that prior to the date of the
determination of the Proration Amount pursuant to this Section 2.6. (by the Accounting Firm or otherwise), neither party will destroy any records pertaining to, or necessary for, the determination of the Proration Amount.

                          Each Seller hereby appoints Sinclair as its
attorney-in-fact with power and authority to act for and on behalf of each Seller in connection with all matters arising under this Section 2.6. Buyer shall be entitled to rely on such appointment and treat Sinclair as the duly appointed attorney-in-fact of each Seller."

                 2.       Reference to "Final Proration Amount" in Section
8.4.4. of the Purchase Agreement is hereby changed to "Proration Amount."

                 3. Except as expressly modified hereby, all other terms and conditions of the Purchase Agreement shall remain in full force and effect in accordance with their terms.





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                 IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment to Asset Purchase Agreement, or has caused this Second Amendment to Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.



                                        STC BROADCASTING OF VERMONT, INC.


                                        By: /s/ David A. Fitz
                                           ----------------------------------
                                        Name:   David A. Fitz
                                        Title:  Chief Financial Officer



                                        TUSCALOOSA BROADCASTING, INC.


                                        By: /s/ David B. Amy
                                           ----------------------------------
                                        Name:   David B. Amy
                                        Title:  Treasurer and Secretary



                                        WPTZ LICENSEE, INC.


                                        By: /s/ David B. Amy
                                           ----------------------------------
                                        Name:   David B. Amy
                                        Title:  Treasurer and Secretary



                                        WNNE LICENSEE, INC.


                                        By: /s/ David B. Amy
                                           ----------------------------------
                                        Name:   David B. Amy
                                        Title:  Treasurer and Secretary






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